LEASE


      THIS LEASE is entered into on March 3, 1997, between


SOUTHEASTERN GROUP, INC. d/b/a
ANTHEM HEALTH PLANS, a Kentucky corporation
9901 Linn Station Road
Louisville, Kentucky 40223
    "Landlord"

     and

STRATEGIA CORPORATION

a Kentucky corporation
10301 Linn Station Road
Louisville, Kentucky  40223
      "Tenant"



                                  W I T N E S S E T H:


     In consideration of the mutual covenants hereinafter contained, and each act performed hereunder by either of the parties, Landlord and Tenant agree as follows:


                                       ARTICLE 1

                     EXHIBITS ATTACHED AND SHORT FORM LEASE

     Section 1.1 Exhibits. The following exhibits are attached to and made a part of this Lease:

     (1)     Exhibit A.  Legal Description of the Demised Premises.

     (2)     Exhibit B.  Specimen Short Form Lease.

     (3)     Exhibit C.  Intentionally Omitted.

     (4)     Exhibit D.  Intentionally Omitted.

     (5)     Exhibit E.  Legal Description of Tract 2.

     Section 1.2 Short Form Lease. Landlord and Tenant agree not to place this Lease of record, but, at either party's option, to execute, acknowledge and record a short form lease containing the names of Landlord and Tenant, the specific legal description of the Demised Premises, the Original Term, and the Renewal Option. Such short form lease shall be substantially in the form of Exhibit B attached hereto and by reference made a part hereof.


                                       ARTICLE 2

                                    DEMISED PREMISES

     Section 2.1 Demised Premises. Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord that real property and improvements thereon located at 200 Isaac Shelby Drive, Shelbyville, Shelby County, Kentucky, as more particularly described in Exhibit A attached hereto and by reference made a part hereof, such premises and the improvements thereon hereafter referred to as the "Demised Premises." The Demised Premises contains approximately 28,085.3 square feet.

          Section 2.2 Personal Property. In addition to the Demised Premises, Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord, the personal property, fixtures and equipment (the "Personal Property") located at the Demised Premises, with the exception of the "Excluded Items" (as hereafter defined), including, but not limited to, the "Included Items" (as hereafter defined). Tenant will be responsible for maintaining and repairing the Personal Property during the Demised Term. "Excluded Items" shall mean (a) stored items including furniture, PC's, lumber, and the unattached condensing unit, (b) metal shelving and rolling ladders, (c) the unattached refrigerant in large canisters, and (d) the fire suppression system in the vault area of the first floor. "Included Items" shall mean (a) the time lapse recorder in the control center, (b) five (5) carrier heat pumps, (c) two (2) Dell Corporation duct heaters with autoformers, (d) five (5) Lieberts in computer floor, (e) Liebert chilled water system, (f) 338 KVA Liebert UPS unit with new Johnson Controls battery as replacements for the current battery backup, (g) L.E.A. Dynatech serge suppression system, (h) Liebert site scan system, (i) raised flooring, (j) Square D enclosed deadfront switchboard, (k) fifteen (15) year single-ply ballasted roof, (l) lightning protection system, (m) fully sprinklered dry system, halon fire suppression system, and (n) D600 Johnson Control security system plus camera monitors.

     Section 2.3 Removal and Warranties. Landlord hereby agrees to remove and dispose of the existing Liebert UPS battery. Landlord further agrees to provide Tenant with a one year warranty on all work performed by or on behalf of Landlord in connection with the Included Items.

                                     ARTICLE 3

                                 TERM AND RENEWALS

     Section 3.1 Original Term. The "Original Term" of this Lease shall be for a period of five (5) years beginning on April 1, 1997, (the "Commencement Date"), unless sooner terminated as provided in this Lease.

     Section 3.2 Renewals. Provided Tenant shall not be in default in performance of any of its obligations under this Lease, Landlord grants to Tenant an option (the "Renewal Option") to extend the Original Term for one
(1) additional term of five (5) years subject to Tenant's Termination Right (which shall hereinafter be referred to as the "Renewal Term").

     The Renewal Term shall be on the same terms and conditions as herein set forth, except that the Base Rental for the Renewal Term shall be $6.00 per square foot per annum, payable on the first day of each month in advance in equal monthly installments of $14,042.65.

     Should Tenant elect to exercise the Renewal Option, it shall do so by written notice to Landlord at least 180 days prior to the expiration of the Original Term.

     Section 3.3 Demised Term. The Original Term and any Renewal Term resulting from the exercise of the Renewal Option are collectively referred to in this Lease as the "Demised Term."

     Section 3.4 Holding Over. If, without the execution of a new lease or written extension and with the consent of Landlord, Tenant shall hold over after the expiration of the term of this Lease, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month, which tenancy may be terminated as provided by law, subject to all of the terms, covenants and conditions as herein specified, as far as applicable; provided however, that if Tenant fails to surrender the Demised Premises within ninety (90) days of the end of the Demised Term, Tenant agrees to pay to Landlord one and one-half (1-1/2) times the rate of Base Rental as set forth herein, and further provided that if Tenant fails to surrender the Demised Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability actually incurred by Landlord resulting from such holding over.

                                      ARTICLE 4

                                        RENT

     Section 4.1 Rental During Original Term. In addition to the additional rental set forth in this Lease, Tenant shall pay to Landlord throughout the Original Term rental as follows: $5.18 per square foot per annum (the "Base Rental") throughout the Original Term, payable on the first day of each month in advance in equal monthly installments of $12,123.49, provided that the first installment of such rent shall be due as of May 1, 1997.

     Section 4.2 Payments. Rental checks are to be made payable to Landlord and mailed to Landlord at the address shown in the caption of this Lease, or otherwise as designated by Landlord from time to time in a written instrument delivered to Tenant.

                                      ARTICLE 5

                                        TAXES

     Section 5.1     Real Estate Taxes.

          (a) As additional rental hereunder Tenant shall pay and discharge as they become due, all taxes and assessments on the Demised Premises.

          (b) Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of such reduction within fourteen (14) days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment by Tenant, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced.

          (c) If this Lease expires or terminates before a tax or assessment bill is rendered for the year in which such expiration or termination occurs, Tenant shall pay to Landlord on the date the last monthly payment is due, the proportionate amount of the anticipated tax for the entire calendar year. The said proportional amount shall be computed as a fraction the numerator of which shall be the number of months of the lease term within the last calendar year and denominator of which shall be twelve (12).

                                      ARTICLE 6

                              USE OF DEMISED PREMISES

     Section 6.1 Use. Tenant shall not use or allow the Demised Premises to be used for any unlawful, disreputable or immoral purpose, in any way that will injure the reputation of the Demised Premises or in violation of any applicable federal, state or local codes and regulations.

                                      ARTICLE 7

                                   UTILITY SERVICES

     Section 7.1 Utilities. Tenant covenants and agrees to pay for utility services rendered or furnished to the Demised Premises. Such utility services shall include gas, water, sewer, electricity and trash collection. Landlord shall not be liable to Tenant in damages or otherwise under any provision of this Lease in the event any utilities to the Demised Premises are reduced, terminated or interrupted by reason of events beyond the control of Landlord, including but not limited to action by a public utility or governmental agency.


                                      ARTICLE 8

                                     MAINTENANCE

     Section 8.1 Tenant's Obligation. Tenant shall keep, maintain and make replacements within the interior and exterior of the Demised Premises in good condition and repair, excepting, however, all repairs made necessary by reason of damage due to fire or casualty. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand. Tenant shall comply with the directions of proper public officers as to the maintenance of the Demised Premises and shall comply with all health and police regulations applicable to or affecting the Demised Premises. Tenant shall deliver the Demised Premises to Landlord in good condition at the end of the Demised Term, excepting ordinary wear and tear and damage by fire or casualty.

     Landlord shall not be liable for any damage occasioned by Tenant's failure to keep the premises in repair, and shall not be liable for any damage to or occasioned by or from plumbing, gas, water, steam or other pipes, or sewage, or the bursting, leaking or running of such. Tenant shall obtain the prior written approval of Landlord with respect to vendors and related maintenance contracts retained by Tenant to maintain any portion of the Building or any equipment therein.


                                      ARTICLE 9

                                     ALTERATIONS

     Section 9.1 Alterations. Tenant shall not alter or add to any part of the Demised Premises except with Landlord's prior consent which consent shall not be unreasonably withheld or delayed. Tenant shall make all alterations and additions to the Demised Premises at its own risk and cost and in accordance with all applicable laws, and shall indemnify Landlord against all expenses, liens, claims, or damages to either persons or property or to the Demised Premises arising out of or resulting from such alterations or additions. All alterations and additions shall be subject to the approval of Landlord which shall not be unreasonably withheld or delayed and shall remain after the termination of this Lease for the benefit of Landlord unless otherwise provided in said consent. No alterations or additions to the Demised Premises shall be made unless Tenant uses a general contractor reasonably approved by Landlord. Notwithstanding the foregoing, (a)(i) the freight elevator shall not be overloaded beyond the factory certified limits,
(ii) any damage to the elevator shall be repaired at Tenant's expense, and
(iii) Tenant agrees to use Landlord's current contractor for installation, maintenance, and repairs to the freight elevator; and (b) no modification of the electrical, HVAC, plumbing, fire sprinkler, fire control and suppression systems (halon), and building automation systems of the Demised Premises shall be permitted without Landlord's prior written consent and Landlord's approval of the contractor.


                                       ARTICLE 10

                                     TRADE FIXTURES

     Section 10.1 Trade Fixtures. Tenant may install necessary trade fixtures at its expense and at any time or at the termination of this Lease Tenant may remove all trade fixtures owned by Tenant and Tenant shall at its expense, repair any damage caused by such removal.

                                       ARTICLE 11

                                       INSURANCE

     Section 11.1 Fire and Extended Coverage. Tenant shall carry during the Demised Term fire and extended coverage insurance on the Building constituting a part of the Demised Premises for not less than eighty percent (80%) of its insurable value on a reproduction cost basis. Tenant shall provide Landlord with certificates of insurance showing that all insurance is effective, payable to Landlord and Tenant (as their respective interests appear) and not cancelable without ten (10) days' prior written notice to Landlord. Landlord and Tenant hereby waive and relinquish any and all rights which either might have against the other arising out of damage to the Demised Premises or any property therein, resulting from fire or casualty normally covered by standard fire and extended coverage insurance, whether or not such damage is caused by any alleged negligence of either Landlord or Tenant, their employees, customers, invitees or licensees. Landlord and Tenant agree that the fire and extended coverage insurance policy or policies shall include a waiver of subrogation endorsement recognizing the release of liability of Landlord and Tenant as set forth herein.

     Section 11.2 Public Liability Coverage. Tenant shall, commencing on the date it commences occupancy of the Demised Premises, and thereafter continually during the Demised Term, carry public liability insurance with respect to the Demised Premises in which both Landlord and Tenant shall be named as coinsureds. Such insurance policy shall have limits of liability of not less than $2,000,000 combined single limit for personal injury and property damage. Tenant shall furnish Landlord with certificates of insurance showing that such insurance is in force and not cancelable without ten (10) days' prior written notice to Landlord. On or before one hundred twenty (120) days prior to the expiration of the first five (5) lease years during the Demised Term, Landlord may give written notice to Tenant requiring that the limits of liability set forth in this Section 11.2 be increased for the renewal period of five (5) lease years to an amount comparable to the then standard limits of liability contained in public liability insurance policies for commercial leases in Kentucky. If Landlord and Tenant are unable to agree on the amount of the increase in the liability for the renewal period, such increase shall be determined by the majority decision of three arbiters, one of whom shall be appointed by Landlord, one by Tenant and the third by the other two arbiters, or if they are unable to agree on a third arbiter, by the senior Federal District Court judge for the Western District of Kentucky. The fees and expenses of any arbiters shall be borne equally by Landlord and Tenant. Pending final determination of the amount of such increase, Tenant shall continue to carry public liability insurance in an amount not less than the amount required during the original lease term. However, within sixty (60) days after the amount of such increase, if any, is finally determined, Tenant shall carry public liability insurance as provided herein in an amount not less than the amounts so determined.

     Section 11.3 Subrogation. The fire and extended coverage insurance policies kept and maintained by the parties shall be endorsed to provide for or shall otherwise contain a waiver of subrogation by the insurance company or companies except for intentional or grossly negligent acts of the parties, it being the intent of the parties that in the event of loss caused by ordinary negligence, the parties agree to look solely to the proceeds of insurance policies.


                                       ARTICLE 12

                                  DEFAULT AND REMEDIES

     Section 12.1     Tenant Default.

     (a) In event of any failure of Tenant to pay any rent due hereunder within ten (10) days after the same shall be due and notice to Tenant of such failure, or any failure to perform any other of the terms or conditions of this Lease to be observed or performed by Tenant for more than thirty (30) days after notice of such default shall have been given to Tenant, or if Tenant shall become bankrupt or insolvent or file any debtor proceedings to take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions or enters into an arrangement, or if Tenant shall abandon said Demised Premises with non payment of rent or suffer this Lease to be taken under any writ of execution, THEN Landlord, in addition to other rights and remedies it may have, may terminate this Lease or may without terminating the Lease immediately re-enter the Demised Premises using lawful means and remove all persons and property therefrom, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without further service or notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby except for any damage or loss sustained by Tenant due to Landlord's willful misconduct. In the event of default as specified above, Tenant shall remain liable to Landlord for a sum equal to all fixed and additional rent herein reserved for the balance of the term herein originally granted.

     (b) If Landlord lawfully re-enters the Demised Premises it may let or relet the Demised Premises or any or all parts thereof for the whole or any part of the remainder of the Demised Term hereof or for a longer period, in the Landlord's name, or as the agent of the Tenant, and, out of any rent so collected or received, the Landlord shall first pay to itself the expense and cost of retaking, repossessing, repair and/or altering the Demised Premises and the expense of removing all persons and property therefrom, and second, pay to itself any cost or expense sustained in securing any new tenant or tenants, and, third, pay to itself any balance remaining on account of the liability of the Tenant to the Landlord for the sum equal to the rents reserved herein and then unpaid by the Tenant for the remainder of the term originally herein demised. Any lawful entry or re-entry by the Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge the Tenant from liability hereunder.

     (c) Should any rent so collected by the Landlord after the payments aforesaid be insufficient to pay to the Landlord a sum equal to all fixed and additional rent herein reserved the balance or deficiency shall be paid by the Tenant on the rent days hereinbefore specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of the deficiency then existing; and the Tenant shall be and remain liable for any such deficiency, and the right of the Landlord to recover from the Tenant the amount thereof, or a sum equal to the amount of all rent and additional rent herein reserved, if there shall be no reletting, shall survive the issuance of any forcible detainer order or any termination hereof.

     (d) Suit or suits for the recovery of any such deficiency or damages, or for a sum equal to any installment or installments of rent or additional rent payable hereunder, may be brought by the Landlord, from time to time at the Landlord's election and nothing herein contained shall be deemed to require the Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Tenant or no such termination or cancellation.

     Section 12.2 Landlord Default. In the event Landlord shall be in default on any of the terms or conditions of this Lease to be observed or performed by Landlord and such default continues for thirty (30) days after notice thereof from Tenant, and Landlord is not diligently pursuing the cure of such default at the end of such thirty (30) day period, Tenant may perform any covenant of Landlord as to which Landlord is in default, and Tenant shall have the right to deduct from the rental provided for herein its costs and expenses paid out and expended.


                                       ARTICLE 13

                                         DAMAGE

     Section 13.1 Damage to the Demised Premises. In the event the Demised Premises are damaged by fire, explosion or any other casualty to an extent which is less than twenty five percent (25%) of the cost of replacement of the Demised Premises, the damage shall promptly be repaired by Landlord at Landlord's expense within ninety (90) days of the casualty. In no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment. In the event the Demised Premises shall be damaged to the extent of twenty five percent (25%) or more of the cost of replacement, Landlord may elect either to repair or rebuild the Demised Premises within one hundred twenty (120) days of the casualty or Landlord may terminate this Lease upon giving notice of such election in writing to Tenant within thirty (30) days after the occurrence of the event causing the damage. In the event the Demised Premises shall be damaged to the extent such that repairs cannot be reasonably repaired, or are not substantially repaired, within one hundred twenty (120) days, Tenant may terminate this Lease upon giving notice of such termination to Landlord.
If the casualty, repairing, or rebuilding shall render the Demised Premises untenantable, in whole or in part, then a proportionate abatement of the rent due hereunder shall be allowed from the date when the damage occurred until the date Landlord completes its work, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the floor space of the Demised Premises. If
Landlord is required or elects to repair the Demised Premises as herein provided, Tenant shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.


                                       ARTICLE 14

                                        FINANCING

     Section 14.1 Subordination. This Lease shall, at all times, be subject, subordinate and inferior to any first mortgage that may be placed on the Demised Premises by any bank, trust company, insurance company or other institutional lender, and the recording of such mortgage shall be deemed prior to this Lease, regardless of whether or when such mortgage is recorded. Tenant shall, within twenty (20) days after notice from the requesting party, execute any instrument reasonably necessary to effect the foregoing provision. Provided, however, Tenant shall retain all rights under this Lease, notwithstanding the recording of such mortgages, so long as Tenant has and continues to abide by the terms of this Lease and/or otherwise cures, in a timely manner, any event of default which may occur, and further provided, that so long as Tenant shall not be in default under the terms of this Lease, said Lease shall not be terminated nor shall any of Tenant's rights and obligations under this Lease be disturbed by any steps or proceedings taken by any mortgagee, lessor, or other holder of a right of record affecting the Demised Premises in the exercise of any of its rights under the instrument wherein the right is authorized.

     Section 14.2 Estoppel Certificate. Within ten (10) days after written request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Demised Premises by Landlord an estoppel certificate is required from Tenant, Tenant agrees to deliver a recordable certificate to Landlord, or to any proposed mortgagee or purchaser in a form provided by the requesting party which does not effect a modification of this Lease, certifying that this Lease is in full force and effect, that there are no defenses or offsets thereto, if such be the case, or stating those claimed by Tenant, covenanting that the subject lease shall not be altered without the prior written approval of the Mortgagee, and such other reasonable provisions as Mortgagee may reasonably require.


                                       ARTICLE 15

                                      CONDEMNATION

     Section 15.1 Condemnation. If the entire Demised Premises or more than 50% of the Demised Premises shall be acquired by any authority having power of eminent domain, whether directly pursuant to such power or under threat of use of such power, then either Landlord or Tenant may terminate this Lease as of the date when possession is taken by the acquiring authority by giving written notice to the other within thirty (30) days following the date of the taking provided, however, that Landlord shall have the right to offer replacement space to Tenant if Landlord shall have comparable space available. All proceeds and damages resulting from such acquisition shall belong to and be the property of Landlord. Tenant shall have no claim against Landlord by reason of such acquisition or termination, and shall not have any claim or right to any portion of the proceeds or damages paid to Landlord as a result of such acquisition.
The entire compensation from such acquisition shall belong to Landlord without any deductions therefrom for any present or future estate or interest of Tenant, and Tenant hereby assigns to Landlord all Tenant's right, title, and interest in and to any and all such compensation together with any and all rights, estate, and interest of Tenant now existing or hereafter arising in and to the same or any part thereof.
Provided, that Tenant shall have the right to claim and recover from such acquiring authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in its own right on account of any and all damages to Tenant's business by reason of such acquisition, business interruption or displacement.


                                       ARTICLE 16

                              INSPECTION AND ACCESS; SECURITY

     Section 16.1 Inspection and Access. Landlord or its agents may at any reasonable time inspect the Demised Premises and make such repairs thereto as Landlord deems necessary for its preservation. Any repairs made by Landlord because of Tenant's failure to repair or maintain the Demised Premises as required by the terms of this Lease for a period of thirty (30) days after written notice from Landlord of such failure shall be at Tenant's expense. Landlord shall have access to the Demised Premises at all reasonable times and in case of emergency at any time for the purpose of inspecting such facilities or of making such repairs or changes thereto as Landlord deems necessary. Tenant shall not install any equipment which will exceed the capacity of the utility facilities for the Demised Premises, and any equipment necessary to increase utility capacity shall be installed at Tenant's expense. Landlord shall have access during the last six
(6) months of the Demised Term for the purpose of exhibiting the Demised Premises, and Landlord shall have the right to place signs in or on the Demised Premises advertising the same during the last ninety (90) days prior to the end of the Original Term or Renewal Term, if not further extended.


                                       ARTICLE 17

                              ASSIGNMENT, SUBLEASE OR LICENSE

     Section 17.2 Assignment, Sublease or License. Tenant shall not assign or sublease the Demised Premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Tenant to occupy the Demised Premises or any part thereof without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld or delayed. A consent by Landlord shall not be a consent to a subsequent assignment, sublease or occupation by any other person. An unauthorized assignment, sublease or license to occupy by Tenant shall be void and shall terminate the Lease at the option of Landlord.
Notwithstanding the foregoing, Tenant may assign this Lease or sublease the Demised Premises, or any portion thereof, without any consent from Landlord, to (a) any entity resulting from a merger or consolidation of Tenant, (b) any subsidiary or affiliate of Tenant, or (c) any entity that acquires all or a portion of Tenant's assets and business and, immediately following such acquisition, has a net worth equal to or greater than Ten Million Dollars ($10,000,000.00). In each such case, the transferee or successor shall assume in writing (or succeed by operation of law to) all of the obligations thereafter to be performed by Tenant hereunder, as to the Demised Premises or portion thereof covered by such assignment or sublease. Tenant shall give Landlord written notice of any such assignment or sublease, or transaction resulting in the same, within thirty (30) days thereafter, setting forth in such notice all information necessary to establish that the provisions of this Section are satisfied.


                                       ARTICLE 18

                                         NOTICE

     Section 18.1 Notices and Payments. All notices, consents, waivers, releases, certifications, statements, requests, payments, and other communications of any kind hereunder shall be in writing and shall be addressed and sent to the parties at their addresses shown in the caption of this Lease, subject to thirty (30) days' notice of change. Such communications shall be deemed to be delivered when actually received after
(a) being sent by Federal Express or some other recognized bonded national courier service; (b) deposited in the United States mail, postage prepaid, certified mail, return receipt requested; (c) personally delivered; or
(d) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is sent to the addressee by a nationally recognized overnight courier within one business of the Fax, at the address specified on the first page of this Lease or at such other address as specified by written notice by either party. Rejection or refusal to accept, or inability to deliver because of changed addresses or because no notice of changed address was given, shall be deemed a receipt of such notice.

                                       ARTICLE 19

                                          SIGNS

     Section 19.1 Signs. Tenant may erect, maintain, permit and remove such signs on or about the Demised Premises as may be consented to in writing by Landlord which consent shall not be unreasonably withheld or delayed. Landlord agrees to execute promptly such consents or applications to erect such signs as may be required by any governmental authorities.


                                       ARTICLE 20

                                     TIME OF ESSENCE

     Section 20.1 Time of Essence. Time shall be deemed of the essence in all matters pertaining to this Lease.


                                       ARTICLE 21

                                     INDEMNIFICATION

     Section 21.1 Indemnification by Tenant. Tenant covenants at all times to save the Landlord harmless from all loss, cost or damage which may occur or be claimed with respect to any person or persons, corporation, property or chattels on or about the Demised Premises, or to the property itself resulting from the acts or omissions of Tenant, its agents, employees, invitees or customers.


                                  ARTICLE 22

                                  COMMISSIONS

     Section 22.1 Leasing Commissions. Landlord shall pay to Commercial Kentucky, Inc. ("CKI") a leasing commission (the "Leasing Commission") of 6% of the amount of Base Rent paid by Tenant over the Demised Term (including increases in such Base Rent as a result of the exercise by Tenant of the Renewal Option or any other expansion or renewal). The Leasing Commission due under the Original Term is due
50% upon execution of this Lease and 50% upon the commencement of this Lease. Payments of the Leasing Commission under the Renewal Term or any expansion option pursuant to Section 3.2 shall be due within thirty
(30) days after the exercise of the Renewal Option by Tenant. The parties hereto agree and acknowledge that the Leasing Commission will be paid by Landlord directly to CKI, with any fees or commissions due any other broker as a result of this Lease being paid by separate agreement with CKI or otherwise, and Tenant and Landlord further agree to and do hereby indemnify and hold the other harmless for all costs, including reasonable attorney's fees, associated with the payment of any commissions or fees other than the Leasing Commission to CKI.

     In the event (a) Tenant or (b) any entity having as one of its principals a member of Tenant's Board of Directors, purchases the Demised Premises from Landlord during the Demised Term, Landlord shall pay a commission of 6% of the total sale price to CKI less any commission paid for the unexpired term of this Lease.

                                       ARTICLE 23

                                      MISCELLANEOUS

     Section 23.1 Covenant of Title. Landlord covenants, represents and warrants that it has full right and power to execute and perform its obligations under this Lease and to grant the estate demised herein and that Tenant, on payment of the rent herein reserved and performance of the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Demised Premises during the Demised Term without molestation or hindrance by any person, and, if at any time during the Demised Term, the title of Landlord shall fail or it shall be discovered that its title does not enable Landlord to grant the term hereby demised, or action is taken by governmental authority which prevents Tenant from using the Demised Premises for the use contemplated by it, Tenant shall have the option at Landlord's expense to correct or contest such defect or action, or to annul and void this Lease with full reservation of its rights to damages, if any, against Landlord.

     Section 23.2     Option to Purchase.

          (a) For and in consideration of the mutual promises of the parties hereto, Landlord grants to Tenant the option to purchase the Demised Premises for $1,700,000 at the end of the Demised Term or during the period thereof, on the conditions that: (a) Tenant give
Landlord six (6) months' prior written notice of the exercise of this option,
(b) this Lease shall not have previously been terminated, (c) Tenant has observed and complied with all terms and conditions of this Lease, up to the time of exercise of the option, and (d) payment is made of the purchase price in the manner hereafter provided. In the event Tenant exercises such option to purchase the Demised Premises, and subject to the prior sale of Tract 2 by Landlord pursuant to Section 23.2(b), Tenant shall have the option to also purchase the property adjacent to the Demised Premises ("Tract 2") as more particularly described on Exhibit E attached hereto and made a part hereof, for $100,000. The purchase price shall be paid in full at closing, at which time Landlord shall convey the Demised Premises (and Tract 2, if applicable) by General Warranty Deed, free and clear of all encumbrances except easements, restrictions and zoning laws affecting said property and liens of taxes not due and payable.
On the delivery of the above-described deed, this Lease shall, if Tenant has fulfilled all of its obligations, become void. Tenant shall have the right to assign this option to any entity having as one or more of its principals a member of Tenant's Board of Directors.

          (b) In the event Landlord receives a bona fide offer (the "Tract 2 Offer") to sell Tract 2, and the Tract 2 Offer is acceptable to Landlord, Landlord shall give Tenant the right (the "Right of First Refusal") to purchase Tract 2 at the price and on the terms of the Tract 2 Offer. The
Right of First Refusal shall be extended by Landlord's giving Tenant written notice of the Tract 2 Offer, requiring Tenant to accept the Tract 2 Offer in writing within ten days of the Landlord's giving of such notice. If Tenant does not accept the Tract 2 Offer, Landlord may sell Tract 2 to the original offeror.

     Section 23.3 Waiver. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of subsequent breach of such covenant or condition, nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default, nor the failure of Landlord to pay any monies due Tenant hereunder be construed as a waiver of such default, nor shall any waiver or indulgence granted by Landlord or Tenant to the other be taken, as an estoppel against either party during the continuance of such default. The failure of either Landlord or Tenant promptly to avail itself of such other rights or remedies as Landlord or Tenant may have shall not be construed as a waiver of such default, but Landlord or Tenant may at any time thereafter, if such default continues, exercise all its rights arising from such default in the manner provided in this Lease or any other manner provided at law or in equity.

     Section 23.4 Remedies Cumulative. The remedies of Landlord and Tenant shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided by law.

     Section 23.5 Relationship of Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, it being agreed that neither the method of computation of rents nor any other provisions named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     Section 23.6 Governmental Regulation. Tenant shall comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, (collectively, the "Law") pertaining to the specific nature of Tenant's use and occupancy of the Demised
Premises. Landlord shall comply with the Law pertaining generally to the Building and the Property.

     Section 23.7 Construction. Whenever a word appears herein in its singular form, such word shall include the plural; and the neuter gender shall include the masculine and feminine genders. This Lease shall be construed without reference to titles of Articles, Sections or Clauses, which are inserted for reference only.

     Section 23.8 Consent. Whenever any consents, approvals or authorizations are required by either Landlord or Tenant, such shall not be unreasonably withheld, delayed or denied.

     Section 23.9 Litigation. In the event Landlord shall be made a party to any litigation commenced by or against Tenant as a result of the alleged actions or omissions of Tenant, and Landlord is ultimately agreed or adjudged to have no liability therein, Tenant shall pay all expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith. Tenant shall also pay all expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the covenants and conditions of this Lease against Tenant, and Landlord shall pay all expenses, including reasonable attorneys' fees, incurred by Tenant in enforcing the covenants and conditions of this Lease against Landlord.

     Section 23.10 Successors. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

     Section 23.11 Attornment. Tenant shall, in the event of any sale, assignment, or foreclosure of Landlord's rights in the Demised Premises, attorn to and recognize such assignee or purchaser thereof as the Landlord under this Lease, provided such successor to Landlord shall assume the responsibilities and obligations of the Landlord under the Lease.

     Section 23.12 Entirety, Severability and Law. This Lease shall constitute the entire agreement between the parties and shall not be modified in any manner except by written instrument executed by both of the parties. The invalidity or unperformability of any provision hereof shall not affect or impair any other provision hereof. Each term and provision hereof shall be performed and enforced to the fullest extent permitted by and in accordance with Kentucky law.

     Section 23.13 Law of Kentucky. This Lease shall be governed by the Laws of the Commonwealth of Kentucky.

     Section 23.14     Use of Hazardous Material.

          (A) Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant, its agents, employees, contractors or invitees results in contamination of the Demised Premises, of if contamination of the Demised Premises by any Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Demised Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material introduced by Tenant and present in the soil or ground water on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised
Premises caused or permitted by Tenant, its agents, employees, contractors, or invitees results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     (b) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the Commonwealth of Kentucky or the United States government. The term "Hazardous
Material" includes, without limitation, any material or substance which is:
(i) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR S. 172.101, including the appendix to S. 172.101);
(ii) identified by the Environmental Protection Agency as a hazardous substance in 40 CFR Part 302; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. S. 1317); (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 41 U.S.C. S. 6901 et seq. (42 U.S.C. S. 6903;) (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S. 9601 et seq. (49 U.S.C. S.
9601); (vi) an asbestos containing material; (vii) any petroleum product or material in any way derived from or containing any petroleum product;
(viii) defined as a "hazardous waste," a "hazardous material" a "hazardous substance," a "contaminant" or as a "waste" under any Kentucky Statute or administrative rule; or (ix) defined as "hazardous wastes" or "hazardous material" or any similar term under any county or municipal code in which the Demised Premises is located; or under any amendments, revisions, supplements or replacements of any of the above or any regulations implementing any of the above.

          (c) Disclosure. At the commencement of this Lease, and on January 1 of each year thereafter (each such date being hereafter called "Disclosure Dates"), including January 1 of the year after the termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Demised Premises, or which tenant intends to store, use or dispose of on the Demised Premises.

          (d) Inspection. Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right, but not the duty, to immediately enter upon the Demised Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

          (e) Landlord's Representation. Landlord hereby represents and warrants to Tenant, that to Landlord's knowledge, Landlord has not caused or permitted any Hazardous Substance to be located at or on the Demised Premises, nor has any part thereof ever been used by Landlord as a dump site, either permanent or temporary, for any Hazardous Substance.

          (f) Default. Any default under this Paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

     Section 23.15     Compliance with Disability Laws:

          (a) Landlord represents and warrants to Tenant that as of the date of Landlord's delivery of the Demised Premises to Tenant, the Demised Premises complies fully with all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, guidelines, or orders, as now in effect, relating to use, enjoyment, or access to the Demised Premises by persons with a disability, or to discrimination of such persons ("Disability Laws") as such terms are defined by the Disability Laws, including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et. seq.; the Fair Housing Act of 1968, 42 U.S.C. 3601 et. seq.; and the Kentucky Civil Rights Act, KRS
344.010 et. seq.

          (b) Tenant warrants and represents that Tenant will not violate, in connection with the use, alteration, occupation, maintenance or operation of the Premises and the conduct of the business related thereto, any Disability Law.

          (c) Tenant hereby agrees to indemnify the Landlord and hold the Landlord harmless from and against any and all losses, liabilities, damages, injuries, expenses, including the cost of alterations to the Demised Premises to comply with any Disability Law, architectural, engineering, and accounting costs, reasonable attorneys' fees, claims for owed penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of violation of Disability Laws (a "Disability Laws Violation").

          (d) If Tenant receives any notice of any complaint, inspection by any governmental agency which lists any noncompliance, order, citation or notice with regard to a Disability Law Violation from any person or entity (including without limitation the United States Department of Justice) then Tenant shall immediately notify Landlord orally and in writing of said notice.

     Section 23.16 Safes or Heavy Articles. Tenant shall not overload any floor of the Demised Premises. Landlord shall have the right to direct the routing and placement of safes and other heavy articles. Safes, furniture and all large articles shall be brought into the Demised Premises or removed therefrom at such times and in such manner as the Landlord shall direct and at the Tenant's sole risk and responsibility unless any damage is due to Landlord's direction.

     Section 23.17 Force Majeure. Neither Landlord nor Tenant shall be deemed to be in default of this Lease if such default is due to acts of God, acts of the public enemy, acts of governmental authority, or any other circumstances which are not within such party's control.

     Section 23.18 Parties Bound. The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document and an original signature document has been provided to both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations without any obligation to the other party.

     To indicate their understanding of and consent to the foregoing terms, the parties have executed this Lease on the date first above written.

                                 LANDLORD:

                                 SOUTHEASTERN GROUP, INC. d/b/a
                                 ANTHEM HEALTH PLANS


                                 BY:________________________________________


                                 NAME:______________________________________


                                 TITLE:_____________________________________


                                 DATE:______________________________________


                                 TENANT:

                                 STRATEGIA CORPORATION


                                 BY:________________________________________


                                 NAME:______________________________________


                                 TITLE:_____________________________________


                                 DATE:______________________________________



                                                                        Page 1

                                  EXHIBIT "A"

                  Legal Description of the Demised Premises

             BEING Tract No. 2, containing 5.14 acres, as shown on Amended Plat of Shelby Business Park, a record in the Shelby County Clerk's Office in Plat Cabinet 1, Slide 1-8 and Slide 1-168.

            BEING a part of the same property conveyed to Lessor by Deed dated December 7, 1989 of record in Deed Book 260, Page 441 in the office aforesaid.



                                                                        Page 1

                                  EXHIBIT B
                              SHORT FORM LEASE


THIS SHORT FORM LEASE, executed by

SOUTHEASTERN CROUP, INC. d/b/a
ANTHEM HEALTH PLANS, a Kentucky corporation
9901 Linn Station Road
Louisville, Kentucky  40223
    "Landlord"

          and

STRATEGIA CORPORATION
a Kentucky corporation
10301 Linn Station Road
Louisville, KY  40223
      "Tenant"



                                W I T N E S S E T H:

     In consideration of the premises, the mutual covenants and agreements set forth in a certain lease (the "Lease") dated March 3, 1997, by and between Landlord and Tenant, Landlord has leased, and hereby lets and demises to Tenant, and Tenant has leased, and hereby lets and demises from Landlord, the real property located in Shelby County, Kentucky, as described on Exhibit "A" attached hereto and made a part hereof (such real estate is hereinafter referred to as the "Demised Premises"), for a term of five (5) years beginning on or before April 1, 1997, subject to an option to renew for one (1) additional term of five (5) years.

          The Lease provides, among other things, that the Tenant has an option to purchase the subject real estate and the real property located adjacent to the Demised Premises as described on Exhibit "B" attached hereto and made a part hereof on terms more specifically set out in the Lease at any time during the term of said Lease.

     This Short Form Lease is executed for the purpose of giving notice of the existence of the Lease and the terms thereof. Reference is made to the Lease for the full description of the rights and duties of Landlord and Tenant, and this Short Form Lease shall in no way affect the terms and conditions of the Lease or the interpretation of rights and duties of Landlord and Tenant thereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this
Short Form Lease to be executed on this 3d day of March, 1997.


                                SOUTHEASTERN GROUP, INC. d/b/a
                                ANTHEM HEALTH PLANS


                                BY_________________________________________


                                TITLE______________________________________
                                                   ("Landlord")


                                STRATEGIA CORPORATION


                                BY_________________________________________


                                TITLE______________________________________
                                                     ("Tenant")


COMMONWEALTH OF KENTUCKY     )
                             )
COUNTY OF ______________     )

     The foregoing Short Form Lease was acknowledged before me on this _____________, 1997, by _____________________ as ______________ of
SOUTHEASTERN GROUP, INC. d/b/a ANTHEM HEALTH PLANS, a
Kentucky corporation, on behalf of the corporation.

My commission expires:

_______________________________________________________________


_______________________________________________________________
                         NOTARY PUBLIC


COMMONWEALTH OF KENTUCKY     )
                             ) SS:
COUNTY OF ______________     )

     The foregoing Short Form Lease was acknowledged before me on this ___________, 1997, by ____________ ________________ as ____________
of STRATEGIA CORPORATION, a Kentucky corporation, on behalf of the corporation.


My commission expires:

_______________________________________________________________


_______________________________________________________________
                       NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY:


______________________________
LORI R. HOLLIS
STITES & HARBISON
400 West Market Street
Suite 1800
Louisville, Kentucky 40202-3352
(502) 587-3400


                                   EXHIBIT B
                         Legal Description of Tract 2


               BEING Tract No. 1, containing 2.57 acres, as shown on Amended Plat of Shelby Business Park, of record in the Shelby County Clerk's Office in Plat Cabinet 1, Slide 1-8 and Slice 1-168.

               BEING a part of the same property conveyed to Lessor by Deed dated December 7, 1989 of record in Deed Book 260, Page 441 in the office aforesaid.

                                       EXHIBIT C
                                 INTENTIONALLY DELETED


                                       EXHIBIT D
                                 INTENTIONALLY DELETED


                                       EXHIBIT E
                              Legal Description of Tract 2






                                                                        Page 2



                                       EXHIBIT "B"

                             Legal Description of Tract 2

                  BEING Tract No. 1, containing 2.57 acres, as shown on Amended Plat of Shelby Business Park, of record in the Shelby County Clerk's Office in Plat Cabinet 1, Slide 1-8 and Slide 1-168.

                 BEING a part of the same property conveyed to Lessor by Deed dated December 7, 1989 of record in Deed Book 260, Page 441 in the office aforesaid.